                                                   EXHIBIT INDEX

         EXHIBIT NUMBER                              EXHIBIT
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99       News Release dated November 21, 2003
                                     --

Cognigen Networks, Inc.                     NEWS RELEASE
                                            ------------

7001 Seaview Avenue, NW, Suite 210                   For Immediate Release at 2:00 PM /PST

Seattle, WA 98117                                    Friday, November 21, 2003

www.cognigen.com
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Cognigen Networks, Inc. Reports Financial Results
for the Three Months Ended September 30, 2003

SEATTLE, November 21/PRNewswire-First Call/ -- Cognigen Networks, Inc. (OTC Bulletin Board: CGNW-news), the
                                                                                            ---- ----
Seattle based Internet-enabled marketer of communications services, reseller and facilities based carrier, today announced its unaudited financial results for the three months ended September 30, 2003.  Cognigen reported revenue of $2,726,072, for the three months ended September 30, 2003, a decrease of approximately 3% compared to the same period in fiscal 2002, when the Company reported revenue of $2,817,416.  Cognigen's operating expenses for the first three months of fiscal 2003 were $2,908,468, an increase of approximately 5% when compared to the operating expenses of $2,759,243 for the same period in fiscal 2002.  The Company recognized a net loss of
$192,900 for the three months ended September 30, 2003, compared to net income of $54,134 for the same period in fiscal 2002.  The net loss per common share was $0.02 compared to a net income of $0.01 per share in for the same period in fiscal 2002.

Cognigen's CFO, Gary L. Cook, commented, "Commission revenue has decreased and telecommunications revenue has increased compared to that of 2002 due to the major strategic transition in the Company's business profile and delivery of products and services.  The Company has focused its efforts on adding to its proprietary account base, which will enable it to recognize top line revenue and allow the Company to maintain more of the bottom line.  He indicated that the Company has grown proprietary orders from 1,943 orders in September 2002 to 5,195 orders in September 2003, an increase of 167%.  The loss from operations for the three months ended September 30,
2003, resulted primarily from an increase in selling, general administrative expenses.  A majority of the increase was attributable to increases in legal fees and an increase in personnel costs related to the Cognigen
Resale Division and the Company's subsidiary, Cognigen Switching Technologies."

Complete financial reports for the three month period for Cognigen are available in the Company's Quarterly
Report on Form 10-KSB filed with the SEC, and are also accessible through Edgar-On-Line and other Internet services.

About Cognigen
--------------

Cognigen Networks, Inc. based in Seattle, Washington, offers a wide range of telecommunication services and related technology products via its Web site, http://www.cognigen.com. Cognigen's robust marketing engine
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harnesses distribution channels featuring a prominent Internet presence, a network of independent agents and several affiliate groups, each having their own customized Web site.  Cognigen's agent initiated sales as well as those generated directly off its main website are fulfilled via proprietary software utilizing the Internet.
Cognigen resells the services of industry leaders such as AT&T Wireless, Sprint, Verizon, MCI, CNM Network, Talk
America and Speakeasy.  Cognigen operates a wholly owned subsidiary, Cognigen Switching Technologies (CST), based in San Luis Obispo, California, and Cognigen Resale Division (CRD), based in Seattle.  CST is an FCC licensed international and interstate facilities based carrier.  Cognigen is licensed or has applied for licensing as a reseller of long distance telephone service in 47 states.  CST is licensed as a CLEC in 3 states. Additionally, within this client base, CST currently serves more than 50,000 proprietary subscriber accounts with more than
100,000 users. Since September of 1999, Cognigen has sold, on behalf of its vendors and for its own account, services and products to approximately 750,000 customers worldwide.

         Unaudited Consolidated Statements of Operations

                                                           Three Months Ended
                                                              September 30

                                                        2003                2002
                                                 ------------------   ----------------
                                                     Unaudited            Unaudited
Revenue
   Marketing commissions                          $      1,495,454     $     1,954,111
   Telecommunications                                    1,223,242             863,277
   Other                                                     7,376                  28
                                                  ----------------     ---------------
     Total revenue                                       2,726,072           2,817,416
                                                  ----------------     ---------------

Operating expenses
   Marketing commissions                                 1,002,483           1,256,786
   Telecommunications                                      703,430             474,192
   Selling, general and administrative                   1,179,319             985,958
   Depreciation and amortization                            23,236              42,307
                                                  ----------------     ---------------
     Total operating expenses                            2,908,468           2,759,243
                                                  ----------------     ---------------

Income (loss) from operations                             (182,396)             58,173
Interest expense                                           (10,504)             (4,039)
                                                  -----------------    ----------------

Income (loss) before income taxes                         (192,900)              54,134

Income taxes                                                   ---                  ---
                                                  ----------------     ----------------

Net income (loss)                                 $       (192,900)    $         54,134

Preferred dividends                                        (10,000)                 ---
                                                  -----------------    ----------------

Net income (loss) attributable to
  common shareholders                             $       (202,900)    $         54,134
                                                  -----------------    ----------------

Income (loss) per common share-
  basic and diluted                               $           (.02)    $            .01
                                                   ----------------    ----------------

Weighted average number of    common shares
  outstanding - basic and diluted                        9,553,972            9,054,456
                                                  ----------------     ----------------

The information herein contains forward-looking statements, including, without limitation, statements relating to
Cognigen Networks, Inc. and its wholly owned subsidiary, Cognigen Switching Technologies, Inc.  Although the
Company believes that the expectations reflected in the forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect the Company's business, financial condition and results of operations, including without limitation, the Company's possible inability to obtain additional financing, lack of agent growth, the possible loss of key personnel, rate changes, fee policy or application changes, technological changes and increased competition.  Many of these risks are beyond the Company's control.  The Company is not entitled to rely on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, or Section 2lE of the Securities Exchange Act of 1934, as amended, when making forward- looking statements.

Source:  Cognigen Networks, Inc.

Contact:          David L. Jackson
                  Senior Vice President for Corporate and Public Affairs
                  925-299-9122  voice
                  925-299-9334 fax
                  Jackson-d@ld.net
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                  or

                  CTC / Investor Services
                  206.320.8502 voice
                  206.320.8420 fax